   As filed with the Securities and Exchange Commission on April 14, 1998.
                                                     Registration No. 333-45749

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                   ----------------

                                     POST-EFFECTIVE
                                    AMENDMENT NO. 2
                                          TO
                                       FORM S-3

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                               SUIZA FOODS CORPORATION
               (Exact name of registrant as specified in its charter)

          Delaware                                     75-2559681
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                         3811 TURTLE CREEK BLVD., SUITE 1300
                                 DALLAS, TEXAS 75219
                                    (214) 528-0939

    (Address, including zip code, and telephone number, including area code, of
                      Registrant's principal executive offices)

                                   ----------------

        Gregg L. Engles                             COPIES TO:
        Chairman of the Board and                   William A. McCormack
        Chief Executive Officer                     Jon L. Mosle
        3811 Turtle Creek Blvd.                     Hughes & Luce, L.L.P.
        Suite 1300                                  1717 Main Street, Suite 2800
        Dallas, Texas  75219                        Dallas, Texas  75201
        (214) 528-0939                              (214) 939-5500

                        (Name, address, and telephone number,
                      including area code, of agent for service)

                                   ----------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  / /    ________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                                   ----------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BE COME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                               SUIZA FOODS CORPORATION

                                   1,487,500 SHARES
                                     COMMON STOCK

                               ------------------------

     This Prospectus relates to an offering of up to 1,487,500 shares of common stock, par value $.01 per share (the "Common Stock"), of Suiza Foods Corporation, a Delaware corporation (the "Company" or "Suiza Foods").

      The Common Stock being registered is being offered for the account of certain selling stockholders (the "Selling Stockholders") identified below under the caption "Selling Stockholders." The shares underlying this offering have already been issued to the Selling Stockholders, or will have been issued to the Selling Stockholders prior to their sale pursuant to this Prospectus. This offering is not part of the original issuance of the shares of Common Stock, and the Company will not receive any proceeds from the sale of shares of Common Stock offered hereby. The shares may be offered in transactions on the New York Stock Exchange (the "NYSE"), in negotiated transactions, or through a combination of such methods of distribution, at prices relating to the prevailing market prices or at negotiated prices. See "Plan of Distribution."


        The Common Stock is quoted on the NYSE under the symbol "SZA." On April 13, 1998 the last sale price of the Common Stock, as reported on the NYSE, was $59.06 per share.

                               ------------------------

        The Common Stock offered hereby involves a high degree of risk. See "Risk Factors" beginning on page 5.

                               ------------------------

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
              EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
               HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                  SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                  ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                        TO THE CONTRARY IS A CRIMINAL OFFENSE

                               ------------------------

     No dealer, salesman or any other person has been authorized to give any information or to make and representations in connection with this offering other than those contained in this Prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, such securities in any circumstances in which such offer or solicitation is unlawful.

                               ------------------------

                   The date of this Prospectus is April 14, 1998.

                                AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, information statements, and other information filed by the Company with the Commission pursuant to the requirements of the Exchange Act may be inspected and copied at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004 and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60606. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company is a publicly held corporation and its Common Stock is traded on the NYSE under the symbol "SZA." Reports, proxy statements, information statements and other information can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The Commission maintains a Web site that contains reports, proxy statements, information statements and other information regarding the Company. The Commission's Web site address is http://www.sec.gov.

     The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as it may determine to furnish or as may be required by law.

      The Company has filed with the Commission a Registration Statement on Form S-3, (together with all exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all information set forth in the Registration Statement. Certain parts of the Registration Statement have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which can be inspected at the public reference rooms at the offices of the Commission.

                         DOCUMENTS INCORPORATED BY REFERENCE

        The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to:

                               Suiza Foods Corporation
                               3811 Turtle Creek Blvd.
                                      Suite 1300
                                 Dallas, Texas  75219
                              Attn:  Corporate Secretary
                                    (214) 528-0939

        The following documents previously filed with the Commission pursuant to the Securities Act and the Exchange Act are incorporated herein by reference and shall be deemed a part hereof:


        (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 1-12755).


        (ii) The Company's Current Report on Form 8-K filed July 14, 1997 (as amended on August 22, 1997), which includes the audited financial statements of Dairy Fresh, L.P. and The Garelick Companies (File No. 1-12755).


        (iii) The Company's Current Reports on Form 8-K filed September 29, 1997, October 31, 1997, December 10, 1997, January 15, 1998, February 25,
1998, and March 10, 1998  (File No. 1-12755).


        (iv) The Company's Current Report on Form 8-K filed on March 9, 1998 (as subsequently amended on April 7, 1998), which includes the audited financial statements of Land-O-Sun Dairies, L.L.C.


        (v) The Annual Report on Form 10-K of Continental Can Company, Inc. for the fiscal year ended December 31, 1997 (File No. 1-6690).

        (vi) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on February 19, 1997 (File No. 1-12755), including any amendments or reports filed for the purpose of updating such description.


        (vii) The description of the Company's Common Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed on March 10, 1998 (File No. 1-12755), including any amendments or reports filed for the purpose of updating such description.


        All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering relating to this Prospectus will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement incorporated or deemed to be incorporated by reference herein will be deemed to be modified, replaced, or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                     THE COMPANY

        Suiza Foods is a leading manufacturer and distributor of fresh milk and related dairy products, shelf-stable and refrigerated food and beverage products, frozen food products, coffee and plastic containers. Each of the Company's operating subsidiaries is a leading competitor with an established reputation for customer service and product quality. The Company's dairy subsidiaries market their products through extensive distribution networks to a diverse group of customers, including convenience stores, grocery stores, schools and institutional food service customers. The Company's customers in the plastic container business include regional dairy manufacturers, bottled water processors, other beverage manufacturers and consumer and industrial products companies.

        The Company has grown primarily through acquisitions. Through these acquisitions, the Company has realized economies of scale and operating efficiencies by eliminating duplicative manufacturing, distribution, purchasing and administrative operations.

        The Company is a Delaware corporation with its principal offices located at 3811 Turtle Creek Boulevard, Suite 1300, Dallas, Texas 75219 (telephone number 214-528-0939).

                                     RISK FACTORS

        ANY INVESTMENT IN THE COMMON STOCK HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY AND SHOULD CONSIDER, AMONG OTHER THINGS, THE RISKS AND THE SPECULATIVE FACTORS INHERENT IN AND AFFECTING THE COMPANY'S BUSINESS DESCRIBED BELOW AND THROUGHOUT THIS PROSPECTUS.

RISKS ASSOCIATED WITH ACQUISITION STRATEGY

        The Company's strategy is to continue to expand its dairy, food distribution and packaging businesses primarily through acquisitions of strong regional operators in new markets and consolidating or add-on acquisitions. The Company's pending acquisition of Continental Can Company, Inc., its recently completed acquisition of Land-O-Sun Dairies, L.L.C. and other smaller pending acquisitions exemplify the Company's acquisition strategy. The Company may encounter increased competition for acquisitions in the future, which could result in acquisition prices that the Company does not consider acceptable. There can be no assurance that the Company will find suitable acquisition candidates at acceptable prices or succeed in integrating acquired businesses into it's existing business or in retaining key customers of acquired businesses. There can also be no assurance that the Company will have sufficient available capital resources to realize its acquisition strategy. See "--Substantial Indebtedness."


        Although the Company often acquires operations in new markets requiring minimal integration, the success of the Company's acquisition strategy is also dependent on the ability of the Company to integrate add-on acquisitions into the Company's existing operations. In addition, the Company's recent growth has required, and is expected to continue to require, a significant amount of management, operational and financial resources. There can be no assurance that the integration of these operations and future acquired operations will not result in unforeseen difficulties, or require the investment of capital or absorb significant management resources at levels higher than that anticipated by management, or that the Company will realize meaningful economies of scale or operating efficiencies from its acquisitions. The failure of the Company to successfully integrate acquired operations could have a material adverse effect on the Company.


COMPETITION


        The Company's dairy and food distribution businesses are subject to significant competition from dairy operations and large national food service distributors that operate in the Company's markets. Competition in the dairy processing, fruit drink and food distribution businesses is based primarily on service, price, brand recognition, quality and breadth of product line. Certain of the Company's competitors are large, well capitalized and may have greater financial, operational and marketing resources than the Company.

        The dairy industry has excess capacity and has been in the process of consolidation for many years. Excess capacity has resulted from the development of more efficient manufacturing techniques, the establishment of captive dairy manufacturing operations by large grocery retailers and relatively little growth in the demand for fresh milk products. Any expansion of production capacity in one of the Company's regional markets could have an adverse effect on the Company's operations.

        The plastic packaging industry is also subject to significant competition. the Company competes with larger independent manufacturing companies and vertically integrated food and industrial companies that operate captive plastic packaging facilities. The primary competitive factors in the plastic packaging manufacturing industry are price, quality and service. Many of the Company's competitors in the plastics industry are larger and better capitalized than the Company, and have greater resources than the Company.

        The packaged ice business is also highly competitive. The Company faces a number of competitors in the packaged ice business, including smaller independent ice manufacturers, convenience and grocery retailers that operate captive commercial ice plants and retailers that manufacture and package ice at store locations. Competition exists primarily on a regional basis, with service, price and quality as the principal competitive factors. A significant increase in the utilization of captive commercial ice plants or on-site manufacturing by operators of large retail chains served by the Company could have an adverse effect on the Company's operations.

SUBSTANTIAL INDEBTEDNESS

        The Company has substantial indebtedness. Under the Company's senior credit facility, the Company can incur substantial amounts of additional indebtedness in the future, and additional indebtedness has been, and, if the Company's acquisition strategy is successful, will continue to be incurred in connection with the Company's acquisitions.

        The senior credit facility and related debt service obligations may
(i) limit the Company's ability to obtain additional financing in the future;
(ii) require the Company to dedicate a significant portion of its cash flow to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) limit the Company's flexibility in planning for, or reacting to, changes in its business and market conditions; and (iv) impose additional financial and operational restrictions on the Company, including restrictions on dividends.


        The Company's ability to make scheduled payments on its indebtedness depends on its financial and operating performance, which is subject to prevailing economic conditions and to financial, business and other factors, some of which are beyond the Company's control. The Company has pledged the stock of its subsidiaries (except for 35% of the capital stock of Garrido y Compania) to secure its indebtedness under the senior credit facility. The failure of the Company to comply with the financial and other restrictive covenants under the senior credit facility may result in an event of default which, if not cured or waived, could have a material adverse effect on the Company. The Company has entered into various interest rate agreements to reduce its exposure to interest rate fluctuations under the senior credit facility, which have the effect of fixing the Company's interest rate with respect to a portion of its indebtedness under the senior credit facility. The Company remains subject to interest rate risk, however, with respect to a substantial portion of its indebtedness.


GOVERNMENT REGULATION; RAW MATERIAL COSTS



        The price of raw milk in the United States fluctuates based on supply and demand, with minimum support prices established monthly on a regional basis by federal or state government agencies. In 1996, Congress passed legislation to phase out support prices over a specified period. There can be no assurance that a material increase in milk prices in the United States will not occur or that any such increase would not reduce the profitability of the Company's operations and have a material adverse effect on the Company. The United States Department of Agriculture has recently proposed a number of changes to the Federal Milk Marketing Order program, including changes in pricing classifications for certain dairy products. It is uncertain whether these proposals will be adopted in their current or another form or, if adopted, what the impact of any final rules would have on the market for dairy products. There can be no assurance that any changes in the current Federal Milk Marketing Order program would not have a material effect on the Company.

        As a manufacturer and distributor of food products, the Company is subject to federal, state and local laws and regulations governing the manufacture (including composition and ingredients), labeling, packaging and safety of food. The Federal Food and Drug Administration and various state and local agencies are authorized to enforce these laws and regulations by inspecting the Company's facilities and requiring remedial action where necessary. Although the Company maintains quality control programs designed to address these issues, an actual or perceived problem with the quality or safety of products at any of the Company's facilities could lead to product withdrawals, product recalls, remediation expenses, temporary plant closings and related negative publicity, any of which could have a material adverse effect on the Company. The Company's operations are also subject to other federal, Puerto Rico, state and local governmental regulation.

DEPENDENCE ON KEY PERSONNEL

        The future success of the Company's business operations is dependent in part on the efforts and skills of certain key members of management. The loss of any of its key members of management could have an adverse effect on the Company. The Company has not obtained key man life insurance with respect to any of its key members of management.


LIMITATIONS ON FAVORABLE TAX TREATMENT

        Under Section 936 of the Code, a portion of the Company's income derived from its dairy, fruit drink and plastic container manufacturing operations in Puerto Rico qualifies for a tax credit that has the effect of reducing or eliminating United States income taxes on income derived from these operations. In the Revenue Reconciliation Act of 1993, the United States Congress imposed certain limitations on the availability of the
Section 936 credit. In August 1996, Congress passed the Small Business Job Protection Act of 1996 which contains further restrictions on the availability of Section 936 credits and eliminates Section 936 altogether by December 31, 2005. These limitations, combined with certain other provisions in the Code that govern the allocation among affiliated corporations of credits under Section 936, may limit the amount of tax credits available to Suiza prior to the expiration of Section 936. In such event, the Company's effective tax rate could be increased relative to historical rates, with a corresponding adverse effect on the Company's net income.


ANTITAKEOVER PROVISIONS

        The Company's Charter and the Company's Bylaws contain provisions that may delay, defer or prevent a change in control of the Company. Among other things, these provisions: (i) authorize the Company's Board to issue preferred stock in series with the terms of each series to be fixed by the Company's Board; (ii) divide the Company's Board into three classes so that only approximately one-third of the total number of directors will be elected each year; (iii) permit directors to be removed only for cause; and (iv) specify advance notice requirements for stockholder proposals and director nominations. In addition, the Company recently adopted a stockholder rights plan, which will cause substantial dilution to a person or group that attempts to acquire the Company in certain circumstances. Such stockholder rights plan may also delay, defer or prevent a change of control of the Company.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This Prospectus contains or incorporates by reference
"forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are subject to risks and uncertainties, including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance and any statement of assumptions underlying the foregoing. All statements other than statements of historical fact included or incorporated in this Prospectus, regarding the financial position, business strategy and plans and objectives of management of the Company are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements, are reasonable, it cannot give any assurance that such expectations will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Important factors that could cause actual results to differ materially from expectations ("Cautionary Statements") are disclosed under "Risk Factors" and elsewhere in this Prospectus, including, without limitation, in conjunction with the forward-looking statements included or incorporated herein. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on their behalf are expressly qualified in their entirety by the Cautionary Statements.

                              SELLING STOCKHOLDERS

     The table below sets forth information with respect to the beneficial ownership of the Company's Common Stock by the Selling Stockholders immediately prior to this offering and as adjusted to reflect the sale of shares of Common Stock pursuant to the offering. All information with respect to the beneficial ownership has been furnished by the Selling
Stockholders:

                                   Beneficial Ownership            Beneficial Ownership
                                    Prior to Offering               After Offering (3)
                             ----------------------------------   ----------------------
Name of Beneficial Owner     Number of   Percent of   Shares to   Number of   Percent of
------------------------     Shares (1)   Class (2)    be Sold    Shares (3)    Class
                             ----------   ---------   ---------   ---------    --------
C. Dean Metropoulos            850,000      2.6%       850,000       -0-         -0-

Evan D. Metropoulos
  Irrevocable Trust            318,750      1.0%       318,750       -0-         -0-

J. Daren Metropoulos
  Irrevocable Trust            318,750      1.0%       318,750       -0-         -0-

-------------
(1) In each case, the indicated number of shares of Common Stock are issuable upon exercise of stock options held by the Selling Stockholder (the "Non-Qualified Options"). All of the Non-Qualified Options are immediately exercisable.
(2) Computed based on Common Stock outstanding as of March 10, 1998, plus the number of shares of Common Stock issuable upon exercise of the options included in this table.
(3)  Assumes all the shares of Common Stock that may be offered are sold.


                            PLAN OF DISTRIBUTION

     The Common Stock being offered by the Selling Stockholders pursuant to this Prospectus, including the common stock underlying the Non-Qualified Options (collectively, the "Shares"), may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest, including, without limitation, Bear, Stearns & Co. Inc. and any of its affiliates ("Bear Stearns"), regardless of whether such successors in interest are successors in interest with respect to the Shares or the Non-Qualified Options. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and on terms then prevailing or at prices related to the then-current market price of the Common Stock, or in negotiated transactions. The Shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. From time to time the Selling Stockholders may engage in short sales, short sales versus the box, puts and calls and other derivatives transactions involving securities issued by the Company, and may sell and deliver the Shares or the Non-Qualified Options in connection therewith. Bear Stearns may enter into derivatives transactions with the Selling Stockholders involving the Shares or the Non-Qualified Options, engage in short sales in connection with hedging such derivatives transactions, and cover any such short sales by delivering the Shares. In addition, Bear Stearns may acquire the Shares or the Non-Qualified Options from the Selling Stockholders by purchase or as pledgee, exercise such Non-Qualified Options, and sell the Shares in any manner described in this Prospectus.

     In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to the sale. The Selling Stockholders and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Act and a portion of any proceeds or sales discounts, commissions or other compensation may be deemed to be under writing compensation for purposes of the Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 or Rule 145 under the Act may be sold under either of such rules rather than pursuant to this Prospectus.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from this offering.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by Hughes & Luce, L.L.P., Dallas, Texas. William A. McCormack, a partner with Hughes & Luce, L.L.P., beneficially owns 41,795 shares of Common Stock.

                                    EXPERTS

     The consolidated financial statements of Suiza Foods Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, have been incorporated in this Prospectus by reference from the Suiza Foods Corporation Annual Report on Form 10-K for the year ended December 31, 1997. Such consolidated financial statements, except The Morningstar Group Inc.'s consolidated financial statements as of December 31, 1996 and for each of the two years in the period ended December 31, 1996, which have been consolidated with those of Suiza Foods Corporation, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference. The consolidated financial statements of The Morningstar Group Inc. as of December 31, 1996 and for each of the two years in the period ended December 31, 1996 (consolidated with those of Suiza Foods Corporation for those periods and which are not presented separately) have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report which is incorporated herein by reference.


     The consolidated financial statements of Continental Can Company, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 incorporated by reference in this Prospectus have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report which is incorporated herein by reference.



     The financial statements of Dairy Fresh, L.P., a Delaware limited partnership, as of December 31, 1996 and 1995 and for the years then ended and the period from July 1, 1994 (date of acquisition) to December 31, 1994, incorporated by reference into this Prospectus have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in their report which is incorporated herein by reference.

     The combined financial statements of The Garelick Companies, as of September 30, 1996 and 1995 and for each of the three years in the period ended September 30, 1996, incorporated by reference into this Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their report which is incorporated herein by reference.



     Such financial statements are incorporated herein by reference in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.

                                              1,487,500 SHARES

                                           SUIZA FOODS CORPORATION

                                                COMMON STOCK

                                                -------------

                                                 PROSPECTUS

                                                -------------


           TABLE OF CONTENTS

                                   Page
                                   ----
Available Information                2
Documents Incorporated by Reference  3
The Company                          5
Risk Factors                         5
Cautionary Statement Concerning      9
 Forward-Looking Statements
Selling Stockholder                 10
Plan of Distribution                10
Use of Proceeds                     10
Legal Matters                       10
Experts                             11


                                                April 14, 1998

                                  PART II

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table indicates the estimated expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by the Company.

           Registration fee                       $28,578
           Accounting fees and expenses             2,500
           Legal fees and expenses                  5,000
           Blue Sky fees and expenses
            (including counsel fees)                1,000
           Miscellaneous expenses                   2,022
                                                  -------

                Total:                            $39,100
                                                  -------
                                                  -------

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

     Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

     The Company's Certificate of Incorporation contains provisions requiring it to indemnify its officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

ITEM 16.  EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-6 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                   (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) To include any material information with respect
              to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 13, 1998.

                            SUIZA FOODS CORPORATION



                            By:  /s/ TRACY L. NOLL
                                 ------------------------------------
                                 Tracy L. Noll
                                 Vice President, Secretary and Chief
                                   Financial Officer
                                 (Principal Financial and Accounting
                                   Officer)


                              POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


      Signature                       Title                         Date
      ---------                       -----                         ----

/s/     *                Chairman of the Board, Chief         April 13, 1998
----------------------   Executive Officer and Director
Gregg L. Engles          (Principal Executive Officer)

      Signature                Title                Date
      ---------                -----                ----

/s/         *                   Director        April 13, 1998
---------------------------
Alan J. Bernon

/s/         *                   Director        April 13, 1998
---------------------------
Cletes O. Beshears

/s/         *                   Director        April 13, 1998
---------------------------
Stephen L. Green

/s/         *                   Director        April 13, 1998
---------------------------
Robert L. Kaminski

/s/         *                   Director        April 13, 1998
---------------------------
David F. Miller, Sr.

/s/         *                   Director        April 13, 1998
---------------------------
John R. Muse

                                Director                   , 1998
---------------------------                     -----------
Hector M. Nevares

/s/         *                   Director        April 13, 1998
---------------------------
Delton C. Parks

/s/         *                   Director        April 13, 1998
---------------------------
P. Eugene Pender

/s/         *                   Director        April 13, 1998
---------------------------
Robert Piccinini

/s/         *                   Director        April 13, 1998
---------------------------
Jim L. Turner


*By:  /s/ TRACY L. NOLL
     ----------------------------------
         Tracy L. Noll
         Attorney-in-Fact

                             INDEX TO EXHIBITS


 Exhibit
  Number                  Description of Exhibits
 -------                  -----------------------

    4.1 Specimen of Common Stock Certificate. (Filed Exhibit 4.1 to the Company's Registration Statement on Form S-1, Registration
           No. 333-1858, and incorporated herein by reference.)
  **5.1    Opinion of Hughes & Luce, L.L.P.
 **23.1    Consent of Hughes & Luce, L.L.P. (included in Exhibit 5.1)
  *23.2    Consent of Deloitte & Touche LLP
  *23.3    Consent of McGladrey & Pullen, LLP
  *23.4    Consent of Coopers & Lybrand L.L.P.
  *23.5    Consent of Arthur Andersen LLP
   23.6    Consent of KPMG Peat Marwick LLP (Jerico, New York)
 **24.1    Power of Attorney (included in Part II of this Registration
           Statement)

-------------
*  Filed herewith.
** Previously filed.